Exhibit 5.1

DLA Piper LLP (US)
2525 East Camelback Road
Suite 1000
Phoenix, Arizona 85016-4232
www.dlapiper.com

April 29, 2022
Lionheart Acquisition Corporation II
4218 NE 2nd Avenue
Miami, Florida 33137

Re:	Registration Statement on Form S-4 (Registration No. 333-260969); Business Combination with MSP Recovery, LLC

Ladies and Gentlemen:

We have acted as counsel to Lionheart Acquisition Corporation II, a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-260969 (as amended, the “Registration Statement”), and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,029,000,000 warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) and the Common Stock underlying the Warrants, to be issued by the Company pursuant to the terms of the Membership Interest Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “MIPA”), dated as of July 11, 2021, by and among the Company, Lionheart II Holdings, LLC, the MSP Purchased Companies (as defined in the MIPA) (collectively, “MSP”), the members of MSP (the “Members”), and John H. Ruiz, in his capacity as the representative of the Members. The Warrants will be issued and sold pursuant to the terms of the Warrant Agreement, filed as an exhibit to the Registration Statement (the “Warrant Agreement”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Common Stock.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;
(b)	the MIPA;
(c)	the form of Warrant Agreement;
(d)
the form of second amended and restated certificate of incorporation of the Company to become effective upon consummation of the Business Combination (the “Amended and Restated Certificate of Incorporation”); and

(e)	a copy of the Resolutions of the Board of Directors of the Company adopted on July 11, 2021 and November 8, 2021.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us.

In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the following: (i) the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, (ii) each of the parties to the documents we have reviewed, other than the Company, has duly and validly executed and delivered each such document to which such party is a signatory and each instrument, agreement and each such party’s obligations set forth in the documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms, (iii) the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies (including as portable document file (“.PDF”) copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies or via DocuSign or similar electronic signatures) are genuine, (iv) the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and (v) the accuracy of all statements in certificates of officers of the Company that we reviewed.

We have also assumed that (i) the Registration Statement, as finally amended, will have become effective (and will remain effective at the time of issuance of any Warrants and shares of the Common Stock underlying the Warrants); (ii) the stockholders of the Company will have duly approved the Business Combination and the Amended and Restated Certificate of Incorporation and (iii) prior to the issuance of any shares of Common Stock underlying the Warrants, the Amended and Restated Certificate of Incorporation will be filed with, and accepted of record by, the Secretary of State of the State of Delaware

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that: (i) the Warrants have been duly authorized by the Company and, provided that the Warrants have been duly executed and delivered by the Company, when issued and delivered in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the shares of Common Stock underlying the Warrants have been duly authorized and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law as in effect on the date hereof and the facts as they currently exist. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and in any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)